Exhibit 99.1

Valero Energy Corporation Reports
Record Second Quarter Earnings

SAN ANTONIO, July 29, 2004 — Valero Energy Corporation (NYSE: VLO) today reported record net income of $632.7 million, or $4.56 per share, for the second quarter of 2004, compared to net income of $128.4 million, or $1.08 per share, for the same period last year. For the six months ended June 30, 2004, Valero’s net income was $880.8 million, or $6.41 per share, compared to net income of $298.8 million, or $2.59 per share, for the six months ended June 30, 2003. The company’s debt-to-capitalization ratio, net of cash, was 38.6 percent at June 30, 2004, compared to 40.3 percent at December 31, 2003.

Second quarter operating income for the company’s refining segment was $1.1 billion, compared to $279.2 million for the same period last year. Refining operations in the second quarter benefited from record refined product margins in all of the company’s operating regions, wider sour crude discounts and higher throughput levels, primarily due to the acquisition of the St. Charles and Aruba refineries.

Operating income for the company’s retail segment was $51.3 million for the second quarter, compared to $74.4 million in the second quarter of last year. The decline in retail operating income was attributable to lower retail fuel margins caused by higher crude oil prices during the quarter.

“The continued strong refining margin environment this quarter combined with wider sour crude discounts and our solid operating performance demonstrates the tremendous earnings power of Valero” said Bill Greehey, Valero’s Chairman of the Board and Chief Executive Officer. “It also clearly shows that our strategy of purchasing assets at deeply discounted prices and investing in them to process heavier, sour feedstocks, has been the right one. We have entered an era where refined product margins should remain above historical averages as demand growth continues to outpace supply increases. And as a result of our investments, no refiner is better positioned to benefit from the improved earnings environment than Valero.

“Our refineries ran very well this quarter, which reflects the hard work and continued investment we’ve made in improving the reliability of our plants. In total, our refineries achieved over $1 billion in quarterly operating income for the first time in the company’s history. We were particularly pleased with the financial contribution of our Corpus Christi, Texas City, Quebec and Benicia refineries, which contributed over half of the total refining operating income.

“With respect to refined product fundamentals, gasoline demand year-to-date is up about two percent over last year despite higher pump prices this summer. Looking toward the second half of the year, we expect gasoline margins to remain at high levels, particularly due to the fact that gasoline inventories are at relatively low levels as we enter the peak demand period of the summer. Distillate fundamentals are also strong, primarily due to strong global demand. In fact, we continue to see significant exports of distillates from the U.S. to Europe and South America where demand is very strong. The anticipation of tightness in the distillate market is demonstrated by the fact that distillate margins on the Gulf Coast in July are around $4.00 per barrel, up from $1.27 per barrel last year in July.

“On the feedstock side, as OPEC production has increased this year, sour crude discounts have widened. In addition, sour crude oil discounts are benefiting from the fact that many foreign refiners are running at higher utilization rates and producing more incremental resid. Since heavy, sour crudes compete with resid, this puts additional pressure on heavy, sour crude oil prices. The increase in the sour crude discounts in the second quarter of this year versus the second quarter of last year amounted to an additional $100 million in operating income. And for the third quarter, sour crude discounts have remained wide with the discount on our benchmark sour crudes averaging over $4.80 per barrel for July and August deliveries and the Maya discount averaging around $10.00 per barrel for July.

“Based on refining margins thus far in July and the forward curve for the remainder of the quarter, we expect to earn well over $3.00 per share in the third quarter. And given that we’ve already earned $6.41 per share in the first two quarters, our 2004 earnings should substantially exceed the current First Call consensus estimate of $9.38 per share.

“Looking further out to next year, we expect that refined product demand growth will continue to outpace increases in supply resulting in a continuation of this exceptionally strong refining margin environment. In addition to the very positive outlook for continued strong margins, our 2005 results will also benefit from a full year of contributions from our Aruba operations and the contribution of the high-return internal projects being completed in 2004 and 2005. So, it’s easy to see why we are so confident that 2005 will be another outstanding year for Valero. Because we are so confident in our great outlook, we recently announced that later this year we will be splitting our stock 2-for-1 and increasing our dividend for the second time this year,” said Greehey.

Valero’s senior management will hold a conference call at 3 p.m. ET (2 p.m. CT) today, July 29, to discuss this earnings release. A live broadcast of the conference call will be available on the company’s website at www.valero.com.

Valero Energy Corporation is a Fortune 500 company based in San Antonio, with approximately 20,000 employees and annual revenues of around $50 billion. The company owns and operates 15 refineries throughout the United States, Canada and the Caribbean. Valero’s refineries have a combined throughput capacity of approximately 2.5 million barrels per day, which represents approximately 12 percent of the total U.S. refining capacity. Valero is also one of the nation’s largest retail operators with more than 4,500 retail outlets in the United States, Canada and the

Caribbean under various brand names including Diamond Shamrock, Shamrock, Ultramar, Valero, and Beacon. For more information, please visit www.valero.com.

Statements contained in this press release that state the company’s or management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “believe,” “expect,” “should,” “estimates,” and other similar expressions identify forward-looking statements. It is important to note that the company’s actual results could differ materially from those projected in its forward-looking statements. For more information concerning factors that could cause actual results to differ from those expressed or forecast, see the company’s annual report on Form 10-K and quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission and available on the company’s web site at http://www.valero.com. These factors include potential changes in gasoline, crude oil, distillate and other commodity prices, varying market conditions, actions of government, hostilities in oil producing regions, adverse rulings in litigation and potential delays or other changes in work and repair schedules. The company undertakes no obligation to update or publicly release the result of any revisions to any forward-looking statements that may be made to reflect events or circumstances that occur, or which the company becomes aware of after the date of this release or to reflect the occurrence of unanticipated events.

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2003	2004	2003
STATEMENT OF INCOME DATA:
Operating Revenues	$13,807.6	$8,843.8	$24,889.1	$18,536.9

Costs and Expenses:
Cost of Sales	11,818.0	7,830.9	21,576.9	16,413.6
Refining Operating Expenses	527.5	375.7	1,023.9	764.9
Retail Selling Expenses	176.7	171.7	341.8	342.9
General and Administrative Expenses	92.5	71.4	175.7	146.2
Depreciation and Amortization Expense	159.3	119.7	300.0	236.8

Total Costs and Expenses	12,774.0	8,569.4	23,418.3	17,904.4

Operating Income	1,033.6	274.4	1,470.8	632.5
Equity in Earnings of Valero L.P. (1)	9.6	9.2	19.4	10.7
Other Expense, Net	(2.8)	(5.9)	(2.9)	(5.6)
Interest and Debt Expense:
Incurred	(77.8)	(68.5)	(148.9)	(147.5)
Capitalized	7.5	5.3	16.8	9.2
Minority Interest in Net Income of Valero L.P. (1)	—	—	—	(2.4)
Distributions on Preferred Securities of Subsidiary Trusts	—	(7.5)	—	(15.0)

Income Before Income Tax Expense	970.1	207.0	1,355.2	481.9
Income Tax Expense	337.4	78.6	474.4	183.1

Net Income	632.7	128.4	880.8	298.8
Preferred Stock Dividends	3.1	—	6.2	—

Net Income Applicable to Common Stock	$629.6	$128.4	$874.6	$298.8

Earnings per Common Share	$4.90	$1.12	$6.88	$2.69
Weighted Average Common Shares Outstanding (in millions)	128.4	114.3	127.1	111.0
Earnings per Common Share - Assuming Dilution	$4.56	$1.08	$6.41	$2.59
Weighted Average Common Equivalent Shares Outstanding (in millions)	138.6	118.7	137.4	115.5

	June 30,	December 31,
	2004	2003
BALANCE SHEET DATA:
Cash	$330.2	$369.2
Total Debt	$4,570.6	$4,245.1
Debt-to-Capitalization Ratio (net of cash)(2)	38.6%	40.3%

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2003	2004	2003
Operating Income (Loss) by Business Segment:
Refining	$1,085.6	$279.2	$1,580.4	$669.9

Retail:
U.S	31.2	53.1	34.3	60.6
Northeast	20.1	21.3	51.7	60.6

Total Retail	51.3	74.4	86.0	121.2

Total Before General and Administrative	1,136.9	353.6	1,666.4	791.1
General and Administrative	(103.3)	(79.2)	(195.6)	(158.6)

Total	$1,033.6	$274.4	$1,470.8	$632.5

Depreciation and Amortization by Business Segment:
Refining	$135.2	$101.8	$252.2	$201.8

Retail:
U.S	9.3	3.7	18.3	11.2
Northeast	4.0	6.4	9.6	11.4

Total Retail	13.3	10.1	27.9	22.6

Total Before General and Administrative	148.5	111.9	280.1	224.4
General and Administrative	10.8	7.8	19.9	12.4

Total	$159.3	$119.7	$300.0	$236.8

Earnings Before Interest, Taxes, Depreciation and Amortization (3)	$1,199.7	$387.5	$1,787.3	$856.2
Operating Highlights:
Refining:
Throughput Volumes (Mbbls per Day)	2,233	1,761	2,086	1,732
Throughput Margin per Barrel	$8.60	$4.72	$7.52	$5.22
Operating Costs per Barrel:
Refining Operating Expenses	$2.60	$2.34	$2.70	$2.44
Depreciation and Amortization	0.66	0.64	0.66	0.64

Total Operating Costs per Barrel	$3.26	$2.98	$3.36	$3.08

Charges:
Crude Oils:
Sour	49%	44%	47%	45%
Sweet	29	36	31	36

Total Crude Oils	78	80	78	81
Residual Fuel Oil	6	5	6	5
Other Feedstocks and Blendstocks	16	15	16	14

Total Charges	100%	100%	100%	100%

Yields:
Gasolines and Blendstocks	47%	54%	49%	54%
Distillates	30	28	30	28
Petrochemicals	3	3	3	3
Lubes, Asphalts and No. 6 Oil	7	9	7	8
Other Products	13	6	11	7

Total Yields	100%	100%	100%	100%

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2003	2004	2003
Refining Operating Highlights by Region:(4)
Gulf Coast: (5)
Operating Income	$575.7	$71.5	$848.5	$207.4
Throughput Volumes (Mbbls per Day)	1,275	786	1,141	776
Throughput Margin per Barrel	$8.14	$4.16	$7.44	$4.76
Operating Costs per Barrel:
Refining Operating Expenses	$2.56	$2.51	$2.71	$2.63
Depreciation and Amortization	0.62	0.65	0.64	0.66

Total Operating Costs per Barrel	$3.18	$3.16	$3.35	$3.29

Mid-Continent:
Operating Income	$126.7	$40.6	$174.2	$80.1
Throughput Volumes (Mbbls per Day)	296	274	293	265
Throughput Margin per Barrel	$7.86	$4.43	$6.44	$4.69
Operating Costs per Barrel:
Refining Operating Expenses	$2.60	$2.31	$2.62	$2.46
Depreciation and Amortization	0.56	0.50	0.55	0.56

Total Operating Costs per Barrel	$3.16	$2.81	$3.17	$3.02

Northeast:
Operating Income	$136.3	$98.5	$258.3	$217.6
Throughput Volumes (Mbbls per Day)	363	379	375	373
Throughput Margin per Barrel	$6.68	$4.84	$6.22	$5.25
Operating Costs per Barrel:
Refining Operating Expenses	$1.93	$1.47	$1.86	$1.52
Depreciation and Amortization	0.63	0.52	0.57	0.51

Total Operating Costs per Barrel	$2.56	$1.99	$2.43	$2.03

West Coast:
Operating Income	$246.9	$68.6	$299.4	$164.8
Throughput Volumes (Mbbls per Day)	299	322	277	318
Throughput Margin per Barrel	$13.67	$6.20	$10.78	$6.76
Operating Costs per Barrel:
Refining Operating Expenses	$3.56	$3.01	$3.85	$3.05
Depreciation and Amortization	1.02	0.84	1.00	0.84

Total Operating Costs per Barrel	$4.58	$3.85	$4.85	$3.89

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2003	2004	2003
Retail - U.S.:
Company - Operated Fuel Sites (Average)	1,122	1,209	1,129	1,228
Fuel Volumes (Gallons per Day per Site)	4,651	4,575	4,582	4,422
Fuel Margin per Gallon	$0.161	$0.179	$0.128	$0.151
Merchandise Sales	$240.8	$247.0	$457.6	$461.8
Merchandise Margin (Percentage of Sales)	28.4%	27.8%	28.6%	28.2%
Margin on Miscellaneous Sales	$24.7	$23.2	$47.8	$45.0
Selling Expenses	$128.8	$125.3	$246.9	$251.8
Retail - Northeast:
Fuel Volumes (Thousand Gallons per Day)	3,164	3,185	3,278	3,444
Fuel Margin per Gallon	$0.202	$0.213	$0.218	$0.226
Merchandise Sales	$34.0	$30.8	$64.6	$55.2
Merchandise Margin (Percentage of Sales)	24.8%	22.8%	24.2%	22.2%
Margin on Miscellaneous Sales	$5.3	$5.5	$10.3	$10.2
Selling Expenses	$47.9	$46.4	$94.9	$91.1
Average Market Reference Prices and Differentials
(Dollars per Barrel):
Feedstocks (at U.S. Gulf Coast, except as Noted):
West Texas Intermediate (WTI) Crude Oil	$38.32	$29.03	$36.78	$31.55
WTI Less Sour Crude Oil (6)	$4.95	$3.88	$4.34	$3.58
WTI Less Alaska North Slope (ANS) Crude Oil (U.S. West Coast)	$1.30	$1.99	$1.20	$1.41
WTI less Maya Crude Oil	$8.71	$7.18	$9.04	$7.41
Products:
U.S. Gulf Coast:
Conventional 87 Gasoline Less WTI	$12.95	$4.89	$10.59	$5.35
No. 2 Fuel Oil Less WTI	$1.61	$1.16	$2.13	$3.18
Propylene Less WTI	$9.70	$7.86	$9.43	$4.89
U.S. Mid-Continent:
Conventional 87 Gasoline Less WTI	$14.36	$8.14	$11.35	$7.13
Low-Sulfur Diesel Less WTI	$6.24	$4.58	$5.17	$5.31
U.S. Northeast:
Conventional 87 Gasoline Less WTI	$12.33	$4.04	$10.51	$4.77
No. 2 Fuel Oil Less WTI	$2.73	$2.96	$3.38	$5.53
Lube Oils Less WTI	$24.12	$26.59	$24.21	$22.81
U.S. West Coast:
CARBOB 87 Gasoline Less ANS (7)	$25.94	$14.98	$21.25	$14.67
Low-Sulfur Diesel Less ANS	$19.01	$5.89	$14.46	$6.52

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel and per Gallon Amounts)
(Unaudited)

(1) On March 18, 2003, Valero Energy Corporation’s ownership interest in Valero L.P. decreased from approximately 73.6% to approximately 49.5%. As a result of this decrease in ownership of Valero L.P., combined with certain other corporate governance changes, Valero Energy Corporation ceased consolidating Valero L.P. as of that date and began using the equity method to account for its investment in the partnership.

(2) The following is a reconciliation of the debt-to-capitalization ratio. This information is presented because Valero is required to maintain a certain debt-to-capitalization ratio under its bank credit facilities.

	June 30,	December 31,
	2004	2003
Debt:
Debt, including current maturities, short-term debt and capital lease obligations, per the balance sheet	$4,570.6	$4,245.1
Less: Cash and temporary cash investments	(330.2)	(369.2)

Total debt (net of cash)	4,240.4	3,875.9

Stockholders’ equity	6,737.2	5,735.2

Total capitalization	$10,977.6	$9,611.1

Debt-to-capitalization ratio (net of cash)	38.6%	40.3%

(3) The following is a reconciliation of earnings before interest, taxes, depreciation and amortization (EBITDA):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2003	2004	2003
Pre-tax income	$970.1	$207.0	$1,355.2	$481.9
Depreciation and amortization expense	159.3	119.7	300.0	236.8
Interest and debt expense, net	70.3	63.2	132.1	138.3
Other amortizations	—	(2.4)	—	(0.8)

Total EBITDA	$1,199.7	$387.5	$1,787.3	$856.2

Valero Energy Corporation utilizes the financial measure of EBITDA, which is not defined under United States generally accepted accounting principles. Management uses this measure because it is a widely accepted financial indicator used by investors and analysts to measure performance. EBITDA is not intended to represent cash flows or an alternative to net income, and should not be considered in isolation or as a substitute for a measure of performance prepared in accordance with United States generally accepted accounting principles.

(4) The regions depicted herein contain the following refineries: Gulf Coast-Corpus Christi East and West Refineries, Texas City Refinery, Houston Refinery, Three Rivers Refinery, Krotz Springs Refinery, St. Charles Refinery and Aruba Refinery; Mid-Continent-McKee Refinery, Ardmore Refinery and Denver Refinery; Northeast-Quebec Refinery and Paulsboro Refinery; and West Coast-Benicia Refinery and Wilmington Refinery.

(5) The information presented for the six months ended June 30, 2004, includes the operations of the Aruba Refinery and certain related businesses commencing on March 5, 2004, the date of Valero’s acquisition of these facilities from El Paso Corporation. Throughput volumes for the Gulf Coast region for the six months ended June 30, 2004 are based on a 182-day period, which results in 145 Mbbls per day being included for Aruba. Throughput volumes for Aruba for the 118 days of its operations during the six-month period averaged 224 Mbbls per day.

(6) The market reference differential for sour crude oil is based on 50% Arab Medium and 50% Arab Light posted prices.

(7) For the three and six months ended June 30, 2003, the posted price included herein reflects the inclusion of MTBE as a blending component. Prices for products meeting such specifications ceased to be available subsequent to October 31, 2003; therefore, posted prices for comparable products meeting new specifications required in this region are now being provided.